Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212452 on Form S-8 and in Registration Statement No. 333-221544 on Form S-3 of Interlink Electronics, Inc. of our report dated March 15, 2018 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

/s/ RBSM LLP

RBSM LLP

Larkspur, California

March 15, 2018